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As filed with the Securities and Exchange Commission on June 13, 2006

Registration No. 333-132703

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HOUSTON WIRE & CABLE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5063 (Primary Standard Industrial Classification Code Number)	36-4151663 (I.R.S. Employer Identification No.)

10201 North Loop East
Houston, TX 77029
(713) 609-2100
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Charles A. Sorrentino
President and Chief Executive Officer
Houston Wire & Cable Company
10201 North Loop East
Houston, TX 77029
(713) 609-2100
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Copies to:
Robert J. Minkus Richard T. Miller Schiff Hardin LLP 6600 Sears Tower Chicago, Illinois 60606	Larry A. Barden Robert L. Verigan Sidley Austin LLP 1 S. Dearborn Street Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, par value $.001 per share	$136,850,000	$14,643(3)

(1)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price and includes the offering price of shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)
Previously paid.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

 Item 16. Exhibits and Financial Statement Schedules

        (a)    The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement on page II-3 hereof.

  (b)
  Financial Statement Schedules:
  Report of Independent Registered Public Accountants
  Schedule II—Valuation and Qualifying Accounts

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 12th day of June, 2006.

HOUSTON WIRE & CABLE COMPANY (Registrant)
By:	/s/ NICOL G. GRAHAM
Nicol G. Graham Chief Financial Officer, Treasurer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ CHARLES A. SORRENTINO Charles A. Sorrentino	President, Chief Executive Officer and Director	June 12, 2006
/s/ NICOL G. GRAHAM Nicol G. Graham	Chief Financial Officer, Treasurer and Secretary (Chief Accounting Officer)	June 12, 2006
/s/ PETER M. GOTSCH* Peter M. Gotsch	Director	June 12, 2006
/s/ ROBERT G. HOGAN* Robert G. Hogan	Director	June 12, 2006
/s/ WILSON B. SEXTON* Wilson B. Sexton	Director	June 12, 2006
*By:	/s/ CHARLES A. SORRENTINO Charles A. Sorrentino, Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT NUMBER	EXHIBIT
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of Houston Wire & Cable Company*
3.2	By-Laws of Houston Wire & Cable Company*
4.1	Form of Specimen Common Stock Certificate of Houston Wire & Cable Company
5.1	Opinion of Schiff Hardin LLP
10.1	Form of Registration Rights Agreement by and between Houston Wire & Cable Company and Code, Hennessy & Simmons II, L.P.*
10.2	Houston Wire & Cable Company 2000 Stock Plan*
10.3	Form of Houston Wire & Cable Company 2006 Stock Plan
10.4	Amended and Restated Loan and Security Agreement, dated as of May 22, 2000, by and among various specified lenders, Fleet Capital Corporation (now Bank of America, Inc.) and HWC Holding Company (now Houston Wire & Cable Company)*
10.5	First Amendment to Amended and Restated Loan Agreement, dated as of July 13, 2000*
10.6	Second Amendment to Amended and Restated Loan Agreement, dated as of May 30, 2001*
10.7	Third Amendment to Amended and Restated Loan Agreement, dated as of October 22, 2001*
10.8	Fourth Amendment to Amended and Restated Loan Agreement, dated as of December 31, 2002*
10.9	Fifth Amendment to Amended and Restated Loan Agreement, dated as of November 19, 2003*
10.10	Sixth Amendment to Amended and Restated Loan Agreement, dated as of May 26, 2005*
10.11	Seventh Amendment to Amended and Restated Loan Agreement, dated as of December 14, 2005*
10.12	Eighth Amendment to Amended and Restated Loan Agreement, dated as of December 30, 2005*
10.13	Termination Agreement, dated as of March 23, 2006, by and between HWC Wire & Cable Company and CHS Management II, L.P.*
10.14	Employment Agreement, dated as of April 26, 2006, by and between Charles A. Sorrentino and Houston Wire & Cable Company*
10.15	Form of Executive Securities Agreement by and among Code, Hennessy & Simmons II, L.P., HWC Holding Corporation (now Houston Wire & Cable Company) and Executive (referred to herein as the "restricted securities agreement")*
10.16	Investor Securities Agreement, dated as of May 22, 1997, by and among Code, Hennessy & Simmons II, L.P., HWC Holding Corporation (now Houston Wire & Cable Company) and various specified investors*
10.17	Executive Securities Agreement, dated as of December 31, 1998, and amended as of June 28, 2000, and April 26, 2006, by and among Code, Hennessy & Simmons II, L.P., HWC Holding Corporation (now Houston Wire & Cable Company) and Charles A. Sorrentino*
10.18	Executive Securities Agreement, dated as of September 11, 1997, by and among Code, Hennessy & Simmons II, L.P., HWC Holding Corporation (now Houston Wire & Cable Company) and Nicol G. Graham*
10.19	Ninth Amendment to Amended and Restated Loan Agreement, dated as of May 23, 2006
21.1	Subsidiaries of Houston Wire & Cable Company*
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accountants*
23.2	Consent of Schiff Hardin LLP (contained in their opinion filed as Exhibit 5.1)
24.1	Powers of Attorney for Messrs. Sorrentino, Graham, Gotsch and Hogan (contained on the signature page of the initial filing of this registration statement)
24.2	Power of Attorney for Mr. Sexton*

*
Previously filed

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  Item 16. Exhibits and Financial Statement Schedules
SIGNATURES
INDEX TO EXHIBITS